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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-36225 of The Great Atlantic & Pacific Tea Company, Inc. on Form S-3 of our report dated April 24, 1997, appearing in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 22, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-----------------------

Deloitte & Touche LLP

Parsippany, New Jersey

January 22, 1998